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                                                                  EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-68583) pertaining to the S.K. Wellman Retirement Savings and Profit Sharing Plan of our report dated June 13, 2003, with respect to the financial statements and schedule of the S.K. Wellman Retirement Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                                         /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 19, 2003